Exhibit 107

CALCULATION OF REGISTRATION FEE

FORM S-1

(Form Type)

Faraday Future Intelligent Electric Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share	Rule 457(c)	84,216,236	$0.2755	(2)	$23,201,573	0.00011020	$2,556.81
									$2,556.81
Total Offering Amounts									$2,556.81
Total Fees Previously Paid									—
Total Fee Offsets									—
Net Fee Due									$2,556.81

(1)

Consists of (i) 789,016 shares of the registrant’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), that Faraday Future Intelligent Electric Inc. (“FFIE” or “the registrant”) issued to YA II PN, Ltd. (the “Selling Stockholder”) on November 23, 2022 as a commitment fee and (ii) up to 83,427,220 shares of Class A Common Stock that are available to be issued and sold by FFIE to the Selling Stockholder from time to time at FFIE’s election pursuant to a standby equity purchase agreement, dated as of November 11, 2022, between FFIE and the Selling Stockholder, subject to satisfaction of the conditions set forth therein. Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low prices of the Class A Common Stock on The Nasdaq Stock Market on December 6, 2022 (such date being within five business days of the date that this registration statement on Form S-1 was filed with the U.S. Securities and Exchange Commission).